UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2011, Raptor Therapeutics Inc., a Delaware corporation (“Raptor”) and a wholly-owned subsidiary of Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), entered into a Cooperative Research and Development Agreement for Extramural-PHS Clinical Research (the “Agreement”) with the U.S. Department of Health and Human Services, as represented by the National Institute of Diabetes and Digestive and Kidney Diseases (the “NIDDK”), an institute or center of the National Institutes of Health, effective as of December 15, 2011, to conduct a Phase 2b clinical trial (the “Trial”).  The Trial will be conducted to evaluate the safety and potential efficacy of RP104, the Company’s proprietary delayed-release tablet formulation of cysteamine bitartrate, as a potential treatment of non-alcoholic steatohepatitis, an advanced form of non-alcoholic fatty liver disease, in children.

The term of the Agreement is five (5) years unless terminated earlier by Raptor or NIDDK pursuant to the terms of the Agreement.  Either Raptor or NIDDK may terminate the Agreement by delivering written notice to the other party at least 60 days’ prior to the termination date.   Pursuant to the Agreement, Raptor will fund a total of six million dollars ($6,000,000) of the cost of the Trial upon the occurrence of certain events and certain additional costs if there is a delay in the delivery of test articles by Raptor.  In addition, Raptor will provide certain clinical trial materials and drug manufacturing and quality support.  The NIDDK will fund the infrastructure for the Trial sites and the related support centers.  Under the Agreement, Raptor will retain exclusive development and commercial rights to the clinical data resulting from the Trial.

Apart from the Agreement, the NIDDK has no material relationship with the Company. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 8.01 Other Events.

On December 19, 2011, the Company issued a press release that details the execution of the Agreement and the purposes of the Agreement. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of December 19, 2011	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: December 20, 2011	By:	/s/ Kim R. Tsuchimoto
	Name: Title:	Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of December 19, 2011	X